Exhibit 3.23

ARTICLES OF ORGANIZATION

OF

AUDIENCE ANALYTICS, L.L.C.

The undersigned person, desiring to form a limited liability company under the Utah Limited Liability Company Act, adopts the following Articles of Organization for AUDIENCE ANALYTICS, L.L.C.

I.

NAME OF COMPANY

The name of the limited liability company is AUDIENCE ANALYTICS, L.L.C. (the “Company”).

II.

PERIOD OF DURATION

The period of duration is fifty years from the date of filing of these Articles of Organization with the Utah Division of Corporations and Commercial Code, unless the Company is sooner dissolved.

III.

PURPOSE

The Company is organized for any legal and lawful purpose pursuant to the Utah Limited Liability Company Act.

IV.

REGISTERED OFFICE AND AGENT

The location of the registered office of the Company in Utah is 290 East 2020 North, Provo, Utah, 84604. The Company’s registered agent at such address shall be Mark Cannon.

V.

ALTERNATIVE SERVICE IF REGISTERED AGENT UNAVAILABLE

The Director of the Utah Division of Corporations and Commercial Code is appointed the agent of the limited liability company for service of process if the agent has resigned, his authority has been revoked, or the agent cannot be found or served with the exercise of reasonable diligence.

VI.

OPERATING AGREEMENT

The Operating Agreement of the Company shall be executed by each Member of the Company and shall set forth all provisions for the affairs of the Company and the conduct of its business to the extent that such provision are not inconsistent with law or these Articles.

VII.

LIABILITIES OF MEMBERS AND MANAGERS

Members and Managers of the Company are not liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company.

VIII.

MANAGER

The business of the limited liability company shall be conducted under the exclusive management of its operating manager who shall have exclusive authority to act for the limited liability company in all matters. The name and address of the initial operating manager of the limited liability company, to serve until the first meeting of members or until his successors are elected and qualified, is:

Mark Cannon

290 East 2020 North

Provo, UT 84604

The undersigned hereby affirm and acknowledge, under penalty of perjury, that the foregoing Articles of Organization is the signatories’ act and deed and that the facts stated therein are true and correct.

/s/ Mark Cannon	Date:	May 8, 1998
Mark Cannon, Manager

ACKNOWLEDGEMENT

The undersigned, Mark Cannon, hereby accepts and acknowledges, under penalties of perjury, appointment as Registered Agent of the Company.

/s/ Mark Cannon
Mark Cannon

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